Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos.  333-162560, 333-197635 and 333-202407) and on Form S-8 (Nos. 333-171518, 333-05081, 333-195698,  333-130962, 333-171882 and 333-185731) of Hancock Holding Company of our report dated February 24, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

February 24, 2017